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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM T-1

                         STATEMENT OF ELIGIBILITY UNDER
                      THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE
               Check if an Application to Determine Eligibility of
                     a Trustee Pursuant to Section 305(b)(2)

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                 UNION BANK OF CALIFORNIA, NATIONAL ASSOCIATION
               (Exact name of Trustee as specified in its charter)

                                   94-0304228
                       I.R.S. Employer Identification No.

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        400 California Street
      San Francisco, California                                    94104
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(Address of principal executive offices)                         (Zip Code)
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                                 Sonia N. Flores
                         Union Bank of California, N.A.
                               475 Sansome Street
                          Corporate Trust - 12th Floor
                             San Francisco, CA 94111
                                 (415) 296-6754
            (Name, address and telephone number of agent for service)

                               ORMAT FUNDING CORP.
                     (Issuer with respect to the Securities)

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           Delaware                                      88-0326081
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(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)
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          980 Gregg Street
          Sparks, Nevada                                   89431
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(Address of Principal Executive Offices)                (Zip Code)
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           8 1/4 % Senior Secured Exchange Notes due December 30, 2020
                       (Title of the Indenture Securities)

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                                    FORM T-1

ITEM 1.  GENERAL INFORMATION. Furnish the following information as to the
         Trustee.

         a)   Name and address of each examining or supervising authority to which it is subject.
                   Comptroller of the Currency
                   Washington, D.C.

         b)   Whether it is authorized to exercise corporate trust powers.
              Trustee is authorized to exercise corporate trust powers.

ITEM 2.  AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the
         Trustee, describe each such affiliation.

           None

     In answering this item, the trustee has relied, in part, upon information furnished by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information. The trustee has also examined its own books and records for the purpose of answering this item.

ITEMS 3-15    Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

ITEM 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

         1.   A copy of the Articles of Association of the Trustee.*

         2.   A copy of the certificate of authority of the Trustee to commence business.*

         3.   A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

         4.   A copy of the existing bylaws of the Trustee.*

         5.   A copy of each Indenture referred to in Item 4. Not applicable.

         6.   The consent of the Trustee required by Section 321(b) of the Trust
              Indenture Act of 1939. Attached as Exhibit 6.

         7.   A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or
              examining authority. Attached as Exhibit 7.

         *    Exhibits 1 through 3 are incorporated by reference to T-1 as presented on S-4 Registration No. 333-103873 filed with the SEC.

                                      NOTE

         The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of
10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, Union Bank of California, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of San Francisco, State of California on the 13th. day of December,
2004.

                                            UNION BANK OF CALIFORNIA, N.A.

                                            By:  /s/ Sonia N. Flores
                                               ---------------------------------
                                                 Vice President

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                                    EXHIBIT 6

                             CONSENT OF THE TRUSTEE
                      REQUIRED BY SECTION 321(b) OF THE ACT

                                December 13, 2004

Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture for senior indebtedness between Ormat Funding Corp. (the "Company") and Union Bank of California, N.A.
(the "Trustee"), the undersigned, in accordance with Section 321(b) of the Trust
Indenture Act of 1939, as amended, hereby consents that reports of examinations of the undersigned by federal, state, territorial, or district authorities authorized to make such examinations may be furnished by such authorities to the
Securities and Exchange Commission upon request therefor.

Sincerely,

Union Bank of California, N.A.

By: /s/ Sonia N. Flores
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    Corporate Trust Vice President

                                                                       Exhibit 7
                                                                          Page 1

                       Consolidated Report of Condition of

                 Union Bank of California, National Association

of San Francisco in the State of California, at the close of business September
30, 2004, published in response to call made by the Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter 21541

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BALANCE SHEET
                                                                         Dollar Amounts
                                                                         In Thousands

ASSETS

Cash and balances due from depository institutions:
         Non-interest-bearing balances and currency and coin              $ 2,229,301
         Interest-bearing balances                                            529,538
Securities:
         Held-to-maturity securities                                                0
         Available-for-sale securities                                     11,992,261
Federal funds sold and securities purchased under agreements to resell:
         Fderal funds sold in domestic offices                              1,045,275
         Securities purchased under agreements to resell                            0
Loans and lease financing receivables:
         Loans and leases held for sale                                       144,994
         Loans and leases, net of unearned income                          27,835,406
         LESS: Allowance for loan and lease losses                            397,853
         Loans and leases, net of unearned income and allowance            27,437,553
Trading assets                                                                310,774
Premises and fixed assets                                                     489,724
Other real estate owned                                                        10,607
Investments in unconsolidated subsidiaries and associated companies                73
Customers' liability to this bank on acceptances outstanding                   64,752
Intangible assets:
         Goodwill                                                             320,835
         Other intangible assets                                               62,203
Other assets                                                                1,831,747
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Total assets                                                               46,469,637
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                                                                       Exhibit 7
                                                                          Page 2

LIABILITIES

Deposits:
In domestic offices                                                           36,964,924
Noninterest-bearing                                                           19,025,718
         Interest-bearing                                                     17,939,206
In foreign offices, Edge and Agreement subsidiaries, and IBFs                  3,365,668
         Noninterest-bearing                                                     719,578
         Interest-bearing                                                      2,646,090
Federal funds purchased and securities sold under agreements to repurchase:
         Federal funds purchased in domestic offices                             525,930
         Securities sold under agreements to repurchase                          122,934
Trading liabilities                                                              108,545
Other borrowed money                                                             149,576
Bank's liability on acceptances executed and outstanding                          64,752
Subordinated notes and debentures                                                100,000
Other liabilities                                                                901,086
Total liabilities                                                             42,303,415
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Minority interest in consolidated subsidiaries                                         0

EQUITY CAPITAL

Perpetual preferred stock and related surplus                                          0
Common stock                                                                     604,577
Surplus                                                                        1,250,772
Retained earnings                                                              2,331,420
Accumulated other comprehensive income                                           -20,547
Other equity capital components                                                        0
                                                                              ----------
Total equity capital                                                           4,166,222
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Total liabilities, minority interest, and equity capital                      46,469,637
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